Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

TARENA INTERNATIONAL, INC.

(Adopted by Special Resolution of the Shareholders on August 26, 2011, with effect from

September 6, 2011)

1.	The name of the Company is: TARENA INTERNATIONAL, INC.

2.	The Registered Office of the Company shall be offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847GT, Grand Cayman, Cayman Islands, British West Indies or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are as follows:

(i)	(a)	To carry on the business of an investment company and to invest the available funds of the company or borrowed funds in things of whatsoever nature.

(b)	To act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, retailers, wholesalers, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(c)	To carry on whether as principals, agent or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(d)	To do or carry on any other business which the company may from time to time determine.

(ii)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(iii)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(iv)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(v)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefore.

(vi)	To engage in or carry on any other lawful trade, business, or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors of the Company likely to be profitable to the Company. In the interpretation of this Fourth Amended and Restated Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object,, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Fourth Amended and Restated Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Except as prohibited or limited by the Companies Law (as amended), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Fourth Amended and Restated Memorandum of Association and the Fourth Amended and Restated Articles of Association of the Company considered necessary or convenient in the manner set out in the Fourth Amended and Restated Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company and to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase and maintain directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the aforesaid business PROVIDED THAT the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

7.	The share capital of the Company is US$150,000 divided into 150,000,000 shares, including (i) 90,000,000 Ordinary Shares of a nominal or par value of US$0.001, (ii) 60,000,000 preferred shares with a par value of US$0.001 each, of which 8,571,430 preferred shares are designated as Series A Preferred Shares of a nominal or par value of US$0.001, 7,319,820 preferred shares are designated as Series B Preferred Shares of a nominal or par value of US$0.001, and 10,914,852 preferred shares are designated as Series C Preferred Shares of a nominal or par value of US$0.001, each with power for the Company insofar as is permitted by law, to redeem any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (as amended) and the Fourth Amended and Restated Articles of Association and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be ordinary, preference or otherwise shall be subject to the powers hereinbefore contained. The rights, preferences and restrictions of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are set forth in Schedule A to these Articles of Association.

8.	If the Company is registered as exempted:

(a)	Its operations will be carried on subject to the provisions of Section 206 of the Companies Law (as amended) and, subject to the provisions of the Companies Law (as amended) and the Fourth Amended and Restated Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

(b)	The Company shall have no power to issue shares in bearer form.

9.	Capitalized terms that are not defined in this Fourth Amended and Restated Memorandum of Association bear the same meaning as those given in the Fourth Amended and Restated Articles of Association of the Company, as amended from time to time.

THE COMPANIES LAW (2009 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

TARENA INTERNATIONAL, INC.

(Adopted by Special Resolution of the Shareholders on August 26, 2011, with effect from

September 6, 2011)

PRELIMINARY AND INTERPRETATION

1.	In these ARTICLES Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith:

“Articles” means these Articles as originally framed or as from time to time altered by Special Resolution.

“The Auditors” mean the persons for the time being performing the duties of auditors of the Company.

“The Company” means the above named Company.

“Ordinary Share” means the Ordinary Shares in the capital of the Company, par value of US$0.001 per share.

“Debenture” means debenture stock, mortgages, bonds and any other such securities; of the Company whether constituting a charge on the assets of the Company or not.

“Director” means a director for the time being of the Company. “Dividend” includes bonus.

“Exempt Company” means a company registered as an exempted company under Part VII of the Statute.

“Member” shall bear the meaning ascribed to it in Section 38 of the Statute. “Month” means calendar month.

“Ordinary Resolution” means a resolution:

(a)	passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)	approved in writing by the Members holding not less than seventy-five percent (75%) of the outstanding shares of the Company entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed.

“The Registered Office” means the registered office for the time being of the Company. “Paid-up” means paid-up and/or credited as paid-up.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Schedule” means the Schedule to and which forms a part of these Articles. “Seal” means the common seal of the Company and includes every official seal.

“Secretary” includes the Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Preferred Shares” shall mean the series A preferred shares in the capital of the Company with a nominal or par value of US$0.001 per share.

“Series B Preferred Shares” shall mean the series B preferred shares in the capital of the Company with a nominal or par value of US$0.001 per share.

“Series C Preferred Shares” shall mean the series C preferred shares in the capital of the Company with a nominal or par value of US$0.001 per share.

“Shares” means the Ordinary Shares and the Preferred Shares of the Company.

“Special Resolution” means a special resolution of the Company passed in accordance with the Statute, being a resolution:

(a)	passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or

(b)	approved in writing by all of the shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Statute” means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“Written” and “In Writing” include all modes of representing or reproducing words in visible form.

Words importing the singular number also include the plural number and vice-versa. Words importing the masculine gender also include the feminine gender and vice-versa.

In the event of any inconsistency between the provisions of the Schedule and the remainder of these Articles, the provisions of the Schedule shall prevail.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATE FOR SHARES

4.	Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates shall be under seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of members of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled. The Directors may authorize signature(s) affixed by some method or system of mechanical process.

5.	Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen or destroyed, it may be renewed on payment of a fee of ten dollars (US$10.00) or such lesser sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.	Subject to the provisions, if any, of the Fourth Amended and Restated Memorandum of Association and in these Articles (including the Schedule) and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

7.	The Company shall maintain a register of its members and every person whose name is entered as a member in the register of members and has paid for such shares in full shall be entitled without payment to receive within two months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

8.	The instrument of transfer of any share to be registered by the Company shall be in writing and shall be executed by or on behalf of the Transferor. The Transferor shall be deemed to remain the holder of a share until the name of the Transferee is entered in the register in respect thereof.

9.	The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefore. If the Directors refuse to register a transfer they shall notify the Transferee within two (2) weeks of such refusal.

10.	The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty (40) days in any year.

REDEEMABLE SHARES

11.	Subject to the provisions of the Statute, the Schedule, the Fourth Amended and Restated Memorandum of Association and these Articles, shares may be issued on the terms that they may be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

VARIATION OF RIGHTS OF SHARES

12.	If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up, be varied with the sanction of a Special Resolution subject to Article 5 of the Schedule.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one (1) person holding or representing by proxy at least one-third in nominal or par value amount of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

13.	The rights conferred upon the holders of the shares of any class or series issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by (i) the creation or issue of further shares ranking pari passu therewith or (ii) by the creation or issue of any further shares or securities carrying rights or preferences senior to that class or series in any aspect including without limitation dividend rights, redemptions, liquidation preference and/or restrictions provided for the benefit thereof.

COMMISSION ON SALE OF SHARES

14.	The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage fees as may be lawful.

NON-RECOGNITION OF TRUSTS

15.	No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

16.	The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such member or his estate, either alone or jointly with any other person, whether a member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s Lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

17.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the Lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

18.	To give effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.	The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

20.	(a)	The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms and each member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21.	If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

22.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

24.	(a)	The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent (7%) per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

(b)	No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

25.	(a)	If a member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be canceled on such terms as the Directors think fit.

26.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

27.	A certificate in writing under the hand of one Director and the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

28.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

29.	The Company shall be entitled to charge a fee not exceeding ten dollars (US$10.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, stop order, or other instrument.

TRANSMISSION OF SHARES

30.	In case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

31.	(a)	Any person becoming entitled to a share in consequence of the death, bankruptcy, liquidation or dissolution of a member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

32.	A person becoming entitled to a share by reason of the death, bankruptcy, liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF FOURTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF REGISTERED OFFICE & ALTERATION OF CAPITAL

33.	(a)	Subject to the Schedule and in so far as permitted by the provisions of the Statute and these Articles, the Company may from time to time by Special Resolution alter or amend its Fourth Amended and Restated Memorandum of Association other than with respect to its name, powers and objects and may, without restriction to the generality of the foregoing:

(i)	increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)	by division or subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Fourth Amended and Restated Memorandum of Association or into shares without nominal or par value, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(iv)	convert all or any of its paid-up shares into stock, and reconvert that stock in to paid-up shares of any denomination;

(v)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(b)	Subject to the provisions of the Statute and the Schedule the Company may by Special Resolution change its name or alter its objects.

(c)	Subject to the provisions of the Statute, the Schedule and these Articles, the Company may by Special Resolution reduce its share capital, any capital redemption reserve fund, or any share premium account.

(d)	Subject to the provisions of the Statute and these Articles, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

34.	For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Directors of the Company may provide that the register of members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the register of members shall be so closed for the purpose of determining members entitled to notice of or to vote at a meeting of members such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of members.

35.	In lieu of or apart from closing the register of members, the Directors may fix in advance a date as the record date for any such determination of members entitled to notice of or to vote at a meeting of the members and for the purpose of determining the members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

36.	If the register of members is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members or members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to attend or receive notice of, attend or vote at any meeting of members has been made as provided in this section, such determination shall apply to any adjournment thereof

GENERAL MEETING

37.	(a)	Subject to paragraph (c) hereof, the Company shall within one (1) year of its incorporation and in each year of its existence thereafter hold a general meeting as its Annual General Meeting and shall specify the meeting as such in the notices calling it. The Annual General Meeting shall be held at such time and place as the Directors shall appoint.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the Cayman Islands as the directors consider necessary or desirable.

38.	(a)	The Directors may whenever they think fit, and they shall on the requisition of members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the voting paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)	If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

39.	At least fourteen (14) days notice shall be given of an Annual General Meeting or any other general meeting. Every notice shall be exclusive of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given, be deemed to have been duly called if it is so agreed:

(a)	in the case of a general meeting called as an Annual General Meeting by all the members entitled to attend and vote thereat or their proxies; and

(b)	in the case of any other general meeting by a majority in number of having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five percent (75%) in nominal value or in the case of shares without nominal or par value seventy five percent (75%) of the shares in issue, or their proxies.

40.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

41.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business: four (4) members (including the holders of sixty-seven percent (67%) of the Series A Preferred Shares, forty-five percent (45%) of the Series B Preferred Shares and sixty-seven percent (67%) of the Series C Preferred Shares) present in person or by proxy shall be quorum and a quorum must be present at the beginning of and throughout each meeting; provided always that if the Company has one shareholder of record the quorum shall be that one (1) member present in person or by proxy.

42.	Subject and without prejudice to any provisions of the Statute and Schedule attached hereto, an action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, and any such resolution, which is required to be passed as an Ordinary Resolution, may be adopted only by the holders of a majority in number of having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five percent (75%) in nominal value or in the case of shares without nominal or par value seventy five percent (75%) of the shares in issue, or their proxies, and any such resolution which is required to be passed as a Special Resolution, must be adopted by the holders of all the shares having a right to attend and vote at a meeting. The consent may be in the form of counterparts, each counterpart being signed by one or more members. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

43.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum.

44.	The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall by unanimous consent elect one of the Directors to be Chairman of the meeting.

45.	If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their members to be Chairman of the meeting.

46.	The Chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

47.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other member present in person or by proxy.

48.	Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, and an entry to that effect in the Company’s Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

49.	The demand for a poll may be withdrawn.

50.	Except as provided in Article 52, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

51.	In the case of an equality of votes, the Chairman of the general meeting shall not be entitled to a second or casting vote.

52.	A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

53.	Subject to any rights or restrictions for the time being attached to any class or classes of shares and the Schedule, on a show of hands every member of record present in person or by proxy at a general meeting shall have one vote and on a poll every member of record present in person or by proxy shall have one vote for each share held.

54.	In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

55.	A member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

56.	No member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting or unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

57.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

58.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

59.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a member of the Company.

60.	The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointer that the instrument of proxy duly signed is in the course of transmission to the Company.

61.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand to join or concur in demanding a poll.

62.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

63.	Any corporation which is a member of record of the Company may in accordance with its articles or other governing documents or in the absence of such provision by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of record of the Company.

64.	Shares of its own stock belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

65.	Subject to the Schedule attached hereto, there shall be a Board of Directors consisting of not more than seven (7) persons PROVIDED HOWEVER that the Company may from time to time increase or reduce the limits in the number of Directors in accordance with the Shareholders Agreement as defined in the Schedule hereto.

66.	Subject to the Schedule attached hereto, the remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or combination partly of one such method and partly the other.

67.	Subject to the Schedule attached hereto, the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

68.	Subject to the Schedule attached hereto, a Director or Alternate Director may hold any other office or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

69.	Subject to the Schedule attached hereto, a Director or Alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or Alternate Director.

70.	Subject to the Schedule attached hereto, a shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

71.	Subject to the Schedule attached hereto, a Director or Alternate Director of the Company may be or become a Director or other Officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or Alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or Officer of, or from his interest in, such other company.

72.	Subject to the Schedule attached hereto, no person shall be disqualified from the office of Director or Alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or Alternate Director shall be in any way interested be or be liable to be avoided nor shall any Director or Alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his Alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or Alternate Director in any such contract or transaction shall be disclosed by him or the Alternate Director appointed by him at or prior to its consideration and any vote thereon.

73.	Subject to the Schedule attached hereto, a general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting that a Director or Alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 72 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

74.	Subject to the exception contained in Article 82 and the Schedule attached hereto, a Director who expects to be unable to attend Directors’ meetings because of absence, illness or otherwise may appoint any person to be an Alternate Director to act in his stead and such appointee whilst he holds office as an Alternate Director shall, in the event of absence therefrom of his appointer, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointer, any other act or thing which his appointer is permitted or required to do by virtue of his being a Director as if the Alternate Director were the appointer, other than appointment of an Alternate to himself, and he shall ipso facto vacate office if and when his appointer ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

75.	Subject to the Schedule attached hereto, the business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent with the Statute, these Articles, the rights and powers of any class or series of Preferred Shares or such regulations, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

76.	Subject to the receipt of all approvals required under this Articles and the Schedule attached hereto, the Directors may from time to time and at any time by powers of attorney and by a resolution appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

77.	Subject to the Schedule attached hereto, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

78.	Subject to the Schedule attached hereto, the Directors shall cause Minutes to be made in books provided for the purpose:

(a)	of all appointments of Officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an Alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of Committees of Directors.

79.	Subject to the Schedule attached hereto, the Directors on behalf of the Company may by a resolution pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

80.	Subject to the receipt of all approvals required under this Articles and the Schedule attached hereto, the Directors may by a resolution exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

81.	(a)	Subject to the Schedule attached hereto, the Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the two next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)	Subject to the receipt of all approvals required under this Articles and the Schedule attached hereto, the Directors by a resolution from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)	Subject to the Schedule attached hereto, the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the member for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

MANAGING DIRECTORS

82.	Subject to the Schedule attached hereto, the Directors may, from time to time, appoint one or more of their body to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no Alternate Director appointed by him can act in his stead as a Director or Managing Director.

83.	Subject to the Schedule attached hereto, the Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

84.	Subject to the Schedule attached hereto, the Directors shall meet at least quarterly together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as provided in these Articles and the Shareholders Agreement. Questions arising at any meeting shall, unless otherwise required by the Schedule, be decided by a majority of votes of the Directors and Alternate Directors present at a meeting at which there is a quorum, the vote of an Alternate Director not being counted if his appointer be present at such meeting. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

85.	Subject to the Schedule attached hereto, a Director or Alternate Director may, and the Secretary on the requisition of a Director or Alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director and Alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their Alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organization as the case may be. The provisions of Article 40 shall apply mutatis mutandis with respect to notices of meetings of Directors. Any notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers to be discussed at the meeting. If any matter is not identified in reasonable detail in the agenda, the Board shall not decide upon it, unless all Directors agree in writing. No amendments or additions shall be made to such agenda following such delivery without the unanimous consent of the all the Directors. Minutes of the Board meetings shall be sent to the Directors within seven (7) days after the relevant meeting.

86.	Subject to the Schedule attached hereto, the quorum necessary for the transaction of the business of the Directors shall consist of four (4) Directors (including the Series A Director, the JAFCO Director and the Series C Director), provided, however, that if such quorum cannot be obtained for a Board meeting after two (2) consecutive notices of Board meetings have been sent by the Company with the first notice providing not less than seven (7) days of prior notice and the second notice providing not less than three (3) days of prior notice, then the attendance of any four (4) directors shall constitute a quorum; it being understood that if the Series C Director is unable to attend any such reconvened meeting, the Series C Director may suggest an alternative date and time for a reconvened meeting and if such alternative meeting cannot be accommodated, then the Series C Director may appoint an alternate director to attend the reconvened meeting in the capacity of the Series C Director. A Director and his appointed Alternate Director shall be considered only one person for the purpose of these Articles. For the purposes of this Article an Alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

87.	Subject to the Schedule attached hereto, the continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

88.	Subject to the Schedule attached hereto, the Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within twenty minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

89.	Subject to the receipt of all approvals required under this Articles and the Schedule attached hereto, the Directors may by a resolution delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointers) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

90.	Subject to the Schedule attached hereto, a committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present.

91.	Subject to the Schedule attached hereto, all acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an Alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or Alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or Alternate Director as the case may be.

92.	Subject to the Schedule attached hereto, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting provided that a meeting of the Board or a committee thereof shall not be valid if the Company does not make such means of participation reasonably available and accessible to the members thereof. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an Alternate Director being entitled to sign such resolution on behalf of his appointer) shall be as valid and as effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

93.	(a)	A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director, subject to the Schedule attached hereto.

(b)	The provisions of Articles 59-62 shall mutatis mutandis apply to the appointment of proxies by the Directors, subject to the Schedule attached hereto.

VACATION OF OFFICE OF DIRECTOR

94.	The office of Director shall be vacated:

(a)	If he gives notice in writing to the Company that he resigns the office of Director;

(b)	If he absents himself (without being represented by proxy or an Alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	If he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	If he is found a lunatic or becomes of unsound mind.

95.	Subject to the Shareholders Agreement and the Schedule, the Company may by Ordinary Resolution appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

96.	The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of Alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

RIGHT TO ABSTAIN

97.	A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken but on which matter he abstained from voting shall not be presumed to have assented or dissented to the action taken unless his assent or dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting a the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

98.	The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

PROVIDED THAT the Company may have for use in any territory district or place not situate in the Cayman Islands, an official seal which shall be a facsimile of the Common Seal of the Company with the addition on its face of the name of every territory district or place where it is to be used.

PROVIDED FURTHER THAT a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

99.	Subject to the receipt of all approvals required under this Articles, the Company by a resolution may have a President, a Secretary or Treasurer appointed by the Directors who may also from time to time appoint such other Officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS AND RESERVE

100.	Subject to the Statute and the Schedule, the Directors may by a resolution from time to time declare dividends and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and may from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company. The Board may not declare a dividend on Ordinary Shares unless it simultaneously declares an equivalent dividend with respect to the Preferred Shares.

101.	The Directors may, by a resolution before declaring any dividends or distributions, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

102.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized or out of the share premium account or as otherwise permitted by the Statute.

103.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions as described under Schedule, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

104.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

105.	Subject to the Schedule, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

106.	Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members, or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

107.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

108.	Subject to the Schedule, upon the recommendation of the Board, the Members may by Special Resolution authorize the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid, hi such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

109.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

110.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.

111.	The Directors shall from time to time cause to be prepared and to be laid before the Company in general meeting such reports and accounts as may be required by law.

AUDIT

112.	The Company may at any Annual General Meeting appoint an Auditor or Auditors of the Company who shall hold office until the next Annual General Meeting and may fix his or their remuneration. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance and the duties of the Auditors.

113.	The Directors may by a resolution before the first Annual General Meeting appoint an Auditor or Auditors of the Company who shall hold office until the first Annual General Meeting unless previously removed by an Ordinary Resolution of the members in general meeting in which case the members at that meeting may appoint Auditors.

114.	The Directors may by a resolution fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act.

NOTICES

115.	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

116.	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting by next day or second day service through internationally recognized courier a letter containing the notice, and to have been effected at the expiration of sixty hours after the letter containing the same is posted as aforesaid.

117.	Where a notice is sent by cable, telex, or telecopy, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

118.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share, or, if there is no register, to the joint holder first named on the share certificate.

119.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

120.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)	every person shown as a Member in the register of members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

No other person shall be entitled to receive notices of general meetings. WINDING UP

121.	Subject to the Schedule attached hereto, if the Company shall be wound up, the Liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute and the Schedule, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

122.	Subject to the Schedule attached hereto, if the Company shall be wound up, and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if, in a winding up of the Company, assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions as are set forth in the Schedule.

INDEMNITY

123.	To the maximum extent permitted by applicable law, the Directors, Auditors and Officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful default and no such Director, Auditor, Officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, Auditor, Officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful default of such Director, Auditor, Officer or trustee.

FISCAL YEAR

124.	The Fiscal Year of the company shall begin on the date of incorporation of the Company and the anniversary date thereof in each year ending the day prior to the anniversary date in each year unless the Directors prescribe some other period therefor.

AMENDMENTS OF ARTICLES

125.	Subject to the Statute and the Schedule, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

DATED this on September 6, 2011

SCHEDULE

PREFERRED SHARES

The rights and restrictions attaching to the Preferred Shares shall be as hereinafter specified in this Schedule.

ARTICLE 1

DIVIDENDS

1.1 Subject to the provisions of the Statute, no dividends, whether in cash, in property or Shares shall be declared or paid on the Ordinary Shares, unless and until a dividend in like amount is declared or paid on each outstanding Preferred Share (on an as-if-converted basis).

1.2 Subject to Article 1.1 above, each holder of Series B Preferred Shares and Series C Preferred Shares shall be entitled to receive, on an annual basis and when, as and if declared by the Board, preferential, non-cumulative dividends at the rate equal to the dividend that would be paid with respect to the Ordinary Shares into which the Series B Preferred Share and/or Series C Preferred Share could be converted, in each case for each Series B Preferred Share and/or Series C Preferred Share held by such holder, payable in cash when and as such cash becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares; provided that such dividends shall accrue and be payable only when, as, and if declared by the Board. All accrued but unpaid dividends shall be paid in cash when and as such cash becomes legally available to the holders of Series B Preferred Shares and Series C Preferred Shares immediately prior to the closing of a Qualified IPO. Dividends shall be non-cumulative.

1.3 After distribution or payment in full of the amount distributable or payable on the Series C Preferred Shares and the Series B Preferred Shares pursuant to Article 1.1 and Article 1.2, respectively, each holder of Series A Preferred Shares shall be entitled to receive, on an annual basis and when, as and if declared by the Board, preferential, non-cumulative dividends at the rate equal to the dividend that would be paid with respect to the Ordinary Shares into which the Series A Preferred Share could be converted, in each case for each Series A Preferred Share held by such holder, payable in cash when and as such cash becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares; provided that such dividends shall accrue and be payable only when, as, and if declared by the Board. All accrued but unpaid dividends shall be paid in cash when and as such cash becomes legally available to the holders of Series A Preferred Shares immediately prior to the closing of a Qualified IPO. Dividends shall be non-cumulative.

ARTICLE 2

LIQUIDATION

2.1 Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary:

(a) Before any distribution or payment shall be made to the holders of any Series B Preferred Shares, Series A Preferred Shares, or Ordinary Shares, each holder of Series C Preferred Shares shall be entitled to receive, on a pari passu basis, an amount equal to one hundred and fifty percent (150%) of the total actual Series C Purchase Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series C Preferred Share then held by such holder in preference to the holders of Series B Preferred Shares, Series A Preferred Shares and Ordinary Shares (the “Series C Liquidation Preference”). If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the full Series C Liquidation Preference on all Series C Preferred Shares, then such assets shall be distributed solely among the holders of Series C Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(b) Subject to Article 2.1(a) above and before any distribution or payment shall be made to the holders of Ordinary Shares or Series A Preferred Shares and only after full payment of the Series C Liquidation Preference has been made, each holder of Series B Preferred Shares shall be entitled to receive, on a pari passu basis, an amount equal to one hundred and fifty percent (150%) of the total actual Series B Purchase Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series B Preferred Share then held by such holder in preference to the holders of Series A Preferred Shares and Ordinary Shares (the “Series B Liquidation Preference”). If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the full Series B Liquidation Preference on all Series B Preferred Shares, then such assets shall be distributed, subject to Article 2.1(a) above, solely among the holders of Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(c) After distribution or payment in full of the Series C Liquidation Preference pursuant to Article 2.1(a) and the Series B Liquidation Preference pursuant to Article 2.1(b), if there are any remaining assets of the Company available for distribution to Members, each holder of Series A Preferred Shares shall be entitled to receive, on a pari passu basis, an amount equal to one hundred percent (100%) of the total actual Series A Purchase Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series A Preferred Share then held by such holder in preference to the holders of Ordinary Shares (the “Series A Liquidation Preference”). If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the full Series A Liquidation Preference on all Series A Preferred Shares, then such assets shall be distributed solely among the holders of Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(d) After distribution or payment in full of the amount distributable or payable on the Series C Liquidation Preference pursuant to Article 2.1(a), the Series B Liquidation Preference pursuant to Article 2.1(b) and the Series A Liquidation Preference pursuant to Article 2.1(c), any remaining assets of the Company available for distribution to Members shall be distributed ratably among the holders of outstanding Ordinary Shares and holders of Preferred Shares on an as-converted basis.

2.2 Liquidation on Sale or Merger. The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Article 2.2 unless waived by the holders of more than sixty-seven percent (67%) of the then outstanding Series C Preferred Shares (which holders shall include the Series C Investor), forty-five percent (45%), of each class of the then outstanding Series B Preferred Shares (which holders shall include JAFCO) and Series A Preferred Shares, voting separately on an as-if-converted basis:

(a) any liquidation, dissolution, or winding up of any Group Company;

(b) any consolidation, corporate reorganization, merger, amalgamation, scheme of arrangement, tender offer or share purchase of any Group Company (excluding any transaction effected solely for tax purposes or to change the Company’s domicile), unless the shareholders of the Company immediately prior to any such transaction are holders of a majority of the voting power of the surviving or acquiring entity immediately thereafter; or

(c) a sale, transfer, license or lease of all or substantially all of the assets of the Company and/or its subsidiaries to a third party or license of all or substantially all intellectual property of the Company and/or its subsidiaries to a third party.

Any proceeds from such Liquidation Events shall be distributed in accordance with the terms of Article 2.1

2.3 In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of Preferred Shares and Ordinary Shares shall be determined in good faith by the Board, or by a liquidator if one is appointed. Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(a) If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by an independent appraiser appointed by the unanimous approval of the Board.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (a), (b) or (c) to reflect the fair market value thereof as determined in good faith by the Board, or by a liquidator if one is appointed. The holders of more than sixty-seven percent (67%) of the then outstanding Series C Preferred Shares (which holders shall include the Series C Investor), holders of more than forty-five percent (45%), of each class of the outstanding Series B Preferred Shares and Series A Preferred Shares shall have the right to challenge any determination by the Board of fair market value pursuant to this Article 2.3, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

ARTICLE 3

VOTING RIGHTS

Subject to the provisions of the Memorandum and Articles, at all general meetings of the Company: (i) the holder of each Ordinary Share issued and outstanding shall have one vote in respect of each Ordinary Share held, and (ii) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and Articles (including this Schedule), or as required by the Statute, the holders of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Members.

ARTICLE 4

CONVERSION

The holders of the Preferred Shares shall have the following rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares. Subject to the provisions of Article 4.2, the number of Ordinary Shares to which a holder shall be entitled upon conversion of any Preferred Share shall be the quotient of the Series C Share Price divided by the then-effective Series C Conversion Price, the quotient of the Series B Share Price divided by the then-effective Series B Conversion Price, or the quotient of the Series A Share Price divided by the then-effective Series A Conversion Price. For the avoidance of doubt, subject to the provisions of Article 4.2, the initial conversion ratio for Preferred Shares to Ordinary Shares shall be 1:1, and subject to adjustments of the Series C Conversion Price, Series B Conversion Price or Series A Conversion Price, as applicable (the “Applicable Conversion Price” and each a “Conversion Price”), as set forth below:

4.1 Optional Conversion.

(a) Subject to and in compliance with the provisions of this Article 4.1(a) and subject to compliance with the requirements of the Statute, any Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and non-assessable Ordinary Shares based on the then-effective Applicable Conversion Price.

(b) The holder of any Preferred Shares who desires to convert such shares into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Ordinary Shares to which the holder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

4.2 Automatic Conversion

(a) Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, the Preferred Share shall automatically be converted into Ordinary Shares upon (i) the prior written consent of the holders of (x) more than sixty-seven percent (67%) of the then-outstanding Series C Preferred Shares (which holders shall include the Series C Investor) and (y) more than forty-five percent (45%) of each class of the then-outstanding Series B Preferred Shares (which holders shall include JAFCO) and Series A Preferred Shares or (ii) the closing of a Qualified IPO, based on the then-effective Applicable Conversion Price.

(b) The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder thereof notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares on the date of such conversion.

4.3 Mechanics of Conversion. The conversion hereunder of any Preferred Share (the “Conversion Share”) shall be effected in the following manner:

(a) The Company shall redeem the Conversion Share for aggregate consideration (the “Redemption Amount”) equal to (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined by the Board (including the Series A Director, the JAFCO Director and the Series C Director), of any other assets which are to be distributed upon such conversion.

(b) Concurrent with the redemption of the Conversion Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Conversion Share to pay for any capital shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

(c) Upon application of the Redemption Amount, the Company shall issue to the holder of the Conversion Share all capital shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

4.4 Initial Conversion Price. The “Conversion Price” shall initially equal the Series C Share Price, Series B Share Price or Series A Share Price, as applicable, and shall be adjusted from time to time as provided below in Article 4.5.

4.5 Adjustments to Conversion Price.

(a) Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in Additional Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(c) Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(d) Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(e) Sale of Shares below the Conversion Price.

(i) Full Ratchet Adjustment. In the event the Company shall issue or sell Additional Ordinary Shares (other than Additional Ordinary Shares issued or deemed to be issued pursuant to this Article 4.5(a) and Article 4.5(b)), after the date of the Shareholder Agreement, without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue (such issuance price being referred to herein as the “Dilution Price”), then and in each such event the Conversion Price shall automatically be adjusted, as at the opening of business on the date of such issuance or sale, to a price equal to the Dilution Price, unless such adjustment of Conversion Price is waived by (A) the holders of more than sixty-seven percent (67%) of the then outstanding Series C Preferred Shares (which holders shall include the Series C Investor) and (B) the holders of more than forty-five percent (45%) of each class of the then outstanding Series B Preferred Shares (which holders shall include JAFCO) and Series A Preferred Shares.

(ii) Determination of Consideration. For the purpose of making any adjustment to any Conversion Price or the number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided above:

(A) To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(B) To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board, including the Series A Director, the JAFCO Director and the Series C Director), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(C) If Additional Ordinary Shares or Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Shares or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board, including the Series A Director, the JAFCO Director and the Series C Director) to be allocable to such Additional Ordinary Shares or Ordinary Share Equivalents.

(iii) Adjustments for Ordinary Share Equivalents. For the purpose of making any adjustment in any applicable Conversion Price provided in this subsection (e), if at any time, or from time to time, the Company issues any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the effective conversion price of such Ordinary Share Equivalents is less than a Conversion Price in effect immediately prior to such issuance, then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Ordinary Shares issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents and to have received in consideration for each Additional Ordinary Share deemed issued an amount equal to the Effective Conversion Price. “Effective Conversion Price” means, with respect to any Ordinary Share Equivalents at a given time, an amount equal to the quotient of (i) the sum of any consideration, if any, received by the Company with respect to the issuance of such Ordinary Share Equivalents and the lowest aggregate consideration receivable by the Company, if any, upon the exercise, exchange or conversion of the Ordinary Share Equivalents over (ii) the number of Ordinary Shares issuable upon the exercise, conversion or exchange of the Ordinary Share Equivalents.

(A) In the event of any increase in the number of Ordinary Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Ordinary Share Equivalents where the resulting Effective Conversion Price is less than a Conversion Price at such date, including, but not limited to, a change resulting from the antidilution provisions thereof, such Conversion Price shall be recomputed to reflect such change as if, at the time of issue for such Ordinary Share Equivalent, such Effective Conversion Price applied;

(B) If any right to exercise, convert or exchange any Ordinary Share Equivalents shall expire without having been fully exercised, a Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the Conversion Price which would have been in effect had such adjustment been made on the basis that (1) the only Additional Ordinary Shares to be issued on such Ordinary Share Equivalents were such Additional Ordinary Shares, if any, as were actually issued or sold in the exercise, conversion or exchange of any part of such Ordinary Share Equivalents prior to the expiration thereof and (2) such Additional Ordinary Shares, if any, were issued or sold for (x) the consideration actually received by the Company upon such exercise, conversion or exchange, plus (y) where the Ordinary Share Equivalents consist of options, warrants or rights to purchase Ordinary Shares, the consideration, if any, actually received by the Company for the grant of such Ordinary Share Equivalents, whether or not exercised, plus (z) where the Ordinary Share Equivalents consist of shares or securities convertible or exchangeable for Ordinary Shares, the consideration received for the issue or sale of Ordinary Share Equivalent actually converted; and

(C) For any Ordinary Share Equivalent with respect to which a Conversion Price has been adjusted under this subsection (C), no further adjustment of such Conversion Price shall be made solely as a result of the actual issuance of Ordinary Shares upon the actual exercise or conversion of such Ordinary Share Equivalent.

(f) Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 4 are not strictly applicable, but the failure to make any adjustment to any Conversion Price would not fairly protect the conversion rights of the applicable series of Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 4, necessary to preserve, without dilution, the conversion rights of such series of Preferred Shares. If the holders of more than 50% of the then outstanding Preferred Shares of such series shall reasonably and in good faith disagree with such determination by the Company, then the Company shall appoint an internationally recognized investment banking firm, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of such series of Preferred Shares and shall make the adjustments described therein.

(g) Certificate of Adjustment. In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Ordinary Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such series of Preferred Shares after such adjustment or readjustment.

(h) Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the holders of such series of Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(i) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(j) Notices. All notices and other communications given or made pursuant to this Article 4 shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) three (3) days after having been delivered by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after delivery by an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(k) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Share so converted were registered.

ARTICLE 5

ACTS OF THE COMPANY

5.1 Notwithstanding anything to the contrary, the following acts of any Group Company shall require the prior written approval of the holders of more than sixty-seven percent (67%) of the Series A Preferred Shares, the holders of more than forty-five percent (45%) of the Series B Preferred Shares (which holders shall include JAFCO), and the holders of more than sixty-seven percent (67%) of the Series C Preferred Shares (which holders shall include the Series C Investor), or by way of a written resolution signed by all holders of the Preferred Shares:

(a) any approval of the business plan and change in the business plan or scope of principal business of any Group Company, or engaging in any new line of business by any Group Company, or ceasing to conduct or carry on the business of any Group Company substantially as now conducted;

(b) any purchase or disposal of assets (including intangible assets) and businesses by any Group Company worth more than one million U.S. dollars (US$1,000,000) per transaction or, in the aggregate, more than three million U.S. dollars (US$3,000,000) in a period of twelve (12) months;

(c) any disposal or dilution of the Company’s interest, directly or indirectly, in any Domestic Company or in any of its subsidiaries;

(d) any capital commitment of any Group Company, in one or a series of transactions, exceeding the amount of fifty thousand U.S. dollars (US$50,000) (or its equivalent in other currency) or any non-core business investments (other than in prime commercial paper, money market funds, certificates of deposit in an international bank having net worth in excess of one hundred million U.S. dollars (US$100,000,000) or obligations issued or guaranteed by a sovereign government, in each case having a maturity not in excess of two (2) years), or any-acquisition of assets or equity interests outside the PRC (including Hong Kong Special Administrative Region and Macau Special Administrative Region);

(e) any merger, consolidation, scheme of arrangement, recapitalization, sale or disposal of the whole or a substantial part of the undertaking, goodwill or the assets of any Group Company;

(f) any increase of the authorized or issued share capital or registered capital (where applicable) of any Group Company save for increase of authorized capital of the Company for the purpose of issuing Ordinary Shares upon the conversion of the Preferred Shares;

(g) repurchase or redemption by any Group Company of any outstanding securities or any other reduction of share capital or similar process other than pursuant to the redemption right of the holders of Preferred Shares, as provided in the Memorandum and/or Articles, or contractual rights to repurchase Ordinary Shares from the employees, directors or consultants of the Company upon termination of their employment or services;

(h) issuance of any new securities or any instruments that are convertible into securities, excluding (x) any issuance of the Series C Preferred Shares under the Purchase Agreement, (y) any issuance of Ordinary Shares upon conversion of the Preferred Shares, and (z) any issuance of Ordinary Shares (or options or warrants therefor) under employee equity incentive plans approved by the Board, the holders of more than sixty-seven percent (67%) of the Series A Preferred Shares, the holders of more than forty-five percent (45%) of the Series B Preferred Shares (which holders shall include JAFCO), and the holders of more than sixty-seven percent (67%) of the Series C Preferred Shares (which holders shall include the Series C Investor) or issuance of any corporate debt or debt security;

(i) any action by the Company to authorize, create or issue shares of any class or series of the Company having preferences superior to or on a parity with any Preferred Shares;

(j) any amendment or change of, or other action that alters, the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Share;

(k) the declaration and/or payment of any and all dividends by, or the making of any distribution on or with respect to the shares or any other share capital of, any Group Company;

(l) any action by the Company to reclassify any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any Preferred Shares;

(m) appointment, removal and remuneration of executive management, including the CEO, CFO and COO of any Group Company, or any purchase of automobiles and accommodation for the management;

(n) appointment, removal and remuneration of the directors of any Group Company other than appointments and removals effected in accordance with Sections 5.1 and 5.2(b) of the Shareholders Agreement;

(o) establishment of any board committee and the delegation of any authority to the Board of Directors of any Group Company, or any change in the number of directors of any Group Company;

(p) adoption of, or amendment to any bonus or profit sharing scheme, any employee equity incentive scheme or equity participation scheme of any Group Company;

(q) adoption of, or amendment to any treasury policy, any accounting policy or financial year of any Group Company;

(r) appointment or change of the auditors of any Group Company;

(s) other than in the ordinary course of the business, the grant or creation by any Group Company of any indemnity or guarantee or any charge, lien or debenture or other security over all or any part of the assets or rights of any Group Company;

(t) borrowing any money or obtaining any financial facilities (except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business, provided that the aggregate amount of such indebtedness or facilities shall not exceed five hundred thousand U.S. dollars (US$500,000));

(u) any transfer, sale, encumbrance of, or grant of license in any of the Group Companies’ intellectual property or other proprietary rights other than in the ordinary course of business, provided that any grant of exclusive license shall be deemed to be not in the ordinary course of business;

(v) any application or filing for the dissolution, liquidation or winding up of any Group Company or any application or filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager, or passing of any resolution for the winding up, liquidation, bankruptcy or insolvency of any Group Company;

(w) adoption of or amendment to the Memorandum and/or Articles or other charter documents of any Group Company;

(x) any agreement, or any modification of the terms of any agreement, undertaking or other arrangement between any officer or director of any Group Company or any “Affiliate” or “Associate” (as those terms are defined in Rule 405 promulgated under the Securities Act or Rule 12b-2 of the Exchange Act) and any Group Company, which shall be deemed an interested party transaction under the Securities Act;

(y) any acquisition of any equity or other securities of any body corporate or the establishment of any brands by any Group Company;

(z) approval of any transfer, disposal or dilution of shares in any Group Company;

(aa) any increase in compensation of any of the five (5) most highly compensated employees of any Group Company by more than fifteen percent (15%) in a twelve (12) month period or any change in the terms of employment of such employees (other than any increase in compensation already approved by the compensation Committee of the Board);

(bb) any adoption or amendment of the employment contracts or benefit plans for employees whose annual remuneration rate exceeds sixty thousand U.S. dollars (US$60,000) (other than any adoption or amendment of the employment contracts or benefit plans already approved by the Compensation Committee of the Board);

(cc) adoption of, or any material amendment to, the Budget;

(dd) any non-budgeted and non-operating expenditure exceeding the amount of twenty-five thousand U.S. dollars (US$25,000), per payment or in the aggregate in a period of three (3) months, by any Group Company;

(ee) other than in the ordinary course of business, any business transaction of any Group Company exceeding the amount of twenty-five thousand U.S. dollars (US$25,000), or any business transaction outside the scope of the principal business of any Group Company;

(ff) any amendment to the operational agreements among the Group Companies (including all current and future agreements), or any transaction involving both a Group Company and a shareholder or any of a Group Company’s employees, officers, directors or shareholders or any affiliate of a shareholder or any of its officers, directors or shareholders;

(gg) provision of loans or advances by any Group Company to any other person (including any Group Company (unless it is wholly owned), employees or directors of any Group Company or any other entity) except in the ordinary course of business or in accordance with any stock option plan or stock incentive plan approved by the Board;

(hh) any purchase or lease by any Group Company of any real estate properties not in the ordinary course of business;

(ii) establishment of any subsidiary or affiliates (other than those provided under the Budget already approved in the manner described under Section 5.1(cc) and the signing of any shareholders agreement or joint venture agreement by any Group Company;

(jj) change of the co-signatories to the Closing Account (as described under Section 1.3 of the Purchase Agreement);

(kk) change in the size, composition or structure of the Board of Directors;

(ll) entry, extension or renewal of any franchisor or franchising arrangement or agreement;

(mm) an initial public offering of any Group Company; or

(nn) any change in the corporate structure of the Group Companies.

ARTICLE 6

REDEMPTION RIGHTS

6.1 Redemption of Series C Preferred Shares.

(a) Right to Redemption. If (i) the Company fails to complete a Qualified IPO or a Trade Sale on or before June 30, 2014 (“Series C Maturity Date”) for any reason or (ii) any holder of Series B Preferred Shares elects to exercise its redemption right under this Section 6, any holder of Series C Preferred Share(s) may, at any time thereafter, require that the Company redeem all or a portion of the Series C Preferred Shares then held by such holder, prior to the Company’s redemption of any other Shares, in accordance with the following terms (“Series C Redemption Right”). In the event that that a holder of the then outstanding Series C Preferred Shares is entitled to require the Company to redeem all or a portion of its outstanding Series C Preferred Shares, and such holder (the “Requesting C Holder”) decides to require the Company to redeem all or a portion of its outstanding Series C Preferred Shares, the Requesting C Holder shall give a notice (the “C Redemption Notice”) to the Company of its intention. The Company shall promptly, and in any event within ten (10) business days from the receipt of the C Redemption Notice, forward a copy of the C Redemption Notice to each holder of record of a Series C Preferred Share, at the address last shown on the records of the Company for such holder(s). The C Redemption Notice shall state (i) the number of the Series C Preferred Shares requested to be redeemed and (ii) the date on which the requested redemption shall be made by the Company (the “C Redemption Date”) which shall be a date not less than thirty (30) business days from the date of the C Redemption Notice. Within fifteen (15) business days after the receipt of the C Redemption Notice by the other holders of the Series C Preferred Shares, each of the other holders of the Series C Preferred Shares may exercise its right to require the Company to redeem all or a portion of its Series C Preferred Shares on the C Redemption Date by notifying the Company and each other holder of Series C Preferred Shares (including the Requesting C Holder) in writing of its intention, setting forth the number of the Series C Preferred Shares it requests to be redeemed on the C Redemption Date, but any failure or refusal by another holder to exercise its right within such fifteen (15) business day period shall not be deemed a waiver by such holder nor prejudice any right of such holder to require the Company to redeem all or a portion of its Series C Preferred Shares at a later date. Any payment of the C Redemption Price (as defined below) shall be made by the Company to all holders whose Series C Preferred Shares are to be redeemed on the same C Redemption Date (collectively, the “Redeeming C Holders” and each, a “Redeeming C Holder”) pro rata based on the Total C Redemption Amount due to each Redeeming C Holder in proportion to the aggregate Total C Redemption Amount payable by the Company.

(b) C Redemption Price. The redemption price for each Series C Preferred Share redeemed pursuant to this Section 6.1 shall be the greater of (i) the sum of (x) an amount equal to one hundred thirty-seven and one-half percent (137.50%) of the Series C Share Price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) and (y) an amount equal to all dividends accrued and unpaid with respect to such Series C Preferred Share accrued up to and including the date that the Redeeming C Holder receives full payment of the C Redemption Price; or (ii) the fair market value of the Series C Preferred Shares (exclusive of liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreeable to the Company and the Series C Investor (either (i) or (ii) being the “C Redemption Price”).

(c) C Closing. The closing (the “C Redemption Closing”) of the redemption of any Series C Preferred Shares pursuant to this Section 6.1 will take place within sixty (60) days of the date of the C Redemption Notice at the offices of the Company, or such earlier date or other place as the Redeeming C Holders and the Company may mutually agree in writing. At the C Redemption Closing, subject to applicable law, the Company will, from any source of assets or funds legally available therefor, redeem each Series C Preferred Share with respect to which the Company has received a C Redemption Notice by paying in cash therefor the C Redemption Price against surrender by the Redeeming C Holder at the Company’s principal office of the certificate(s) representing such shares. From and after the C Redemption Closing all rights of the Redeeming C Holder of the relevant Series C Preferred Share will cease subject to the Redeeming C Holder having received the full amount of the C Redemption Price from the Company, and such Series C Preferred Share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

6.2 Redemption of Series B Preferred Shares.

(a) Right to Redemption. If the Company fails to complete a Qualified IPO or a Trade Sale on or before June 30, 2014, and holders of Series C Preferred Shares have elected to exercise his or her right of redemption pursuant to Section 6.1 above and the Company has satisfied its redemption obligations thereunder, any holder of Series B Preferred Share(s) may, at any time thereafter, require that the Company redeem all or a portion of the Series B Preferred Shares then held by such holder, in accordance with the following terms. In the event that that a holder of the then outstanding Series B Preferred Shares is entitled to require the Company to redeem all or a portion of its outstanding Series B Preferred Shares, and such holder (the “Requesting B Holder”) decides to require the Company to redeem all or a portion of its outstanding Series B Preferred Shares, the Requesting B Holder shall give a notice (the “B Redemption Notice”) to the Company of its intention. The Company shall promptly, and in any event within ten (10) business days from the receipt of the B Redemption Notice, forward a copy of the B Redemption Notice to each holder of record of a Series B Preferred Share, at the address last shown on the records of the Company for such holder(s). The B Redemption Notice shall state (i) the number of the Series B Preferred Shares requested to be redeemed and (ii) the date on which the requested redemption shall be made by the Company (the “B Redemption Date”) which shall be a date not less than thirty (30) business days from the date of the B Redemption Notice. Within fifteen (15) business days after the receipt of the B Redemption Notice by the other holders of the Series B Preferred Shares, each of the other holders of the Series B Preferred Shares may exercise its right to require the Company to redeem all or a portion of its Series B Preferred Shares on the B Redemption Date by notifying the Company and each other holder of Series B Preferred Shares (including the Requesting B Holder) in writing of its intention, setting forth the number of the Series B Preferred Shares it requests to be redeemed on the B Redemption Date, but any failure or refusal by another holder to exercise its right within such fifteen (15) business day period shall not be deemed a waiver by such holder nor prejudice any right of such holder to require the Company to redeem all or a portion of its Series B Preferred Shares at a later date. Any payment of the B Redemption Price (as defined below) shall be made by the Company to all holders whose Series B Preferred Shares are to be redeemed on the same B Redemption Date (collectively, the “Redeeming B Holders” and each, a “Redeeming B Holder”) pro rata based on the Total B Redemption Amount due to each Redeeming B Holder in proportion to the aggregate Total B Redemption Amount payable by the Company.

(b) B Redemption Price. The redemption price for each Series B Preferred Share redeemed pursuant to this Section 6.2 shall be the sum of (x) an amount equal to one hundred and fifty percent (150%) of the Series B Share Price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (the “B Redemption Price”), (y) an amount equal to all dividends accrued and unpaid with respect to such Series B Preferred Share accrued up to and including the date that the Redeeming B Holder receives full payment of the B Redemption Price (the “Full B Payment Date”) and (z) interest accrued on the B Redemption Price at the rate of ten percent (10%) per annum compounded annually from the date of issuance of the relevant Series B Preferred Share up to and including the Full B Payment Date (the aggregate sum of (x), (y) and (z) being the “Total B Redemption Amount”).

(c) B Closing. The closing (the “B Redemption Closing”) of the redemption of any Series B Preferred Shares pursuant to this Section 6.2 will take place within sixty (60) days of the date of the B Redemption Notice at the offices of the Company, or such earlier date or other place as the Redeeming B Holders and the Company may mutually agree in writing. At the B Redemption Closing, subject to applicable law, the Company will, from any source of assets or funds legally available therefor, redeem each Series B Preferred Share with respect to which the Company has received a B Redemption Notice by paying in cash therefor the Total B Redemption Amount against surrender by the Redeeming B Holder at the Company’s principal office of the certificate representing such share. From and after the B Redemption Closing all rights of the Redeeming B Holder of the relevant Series B Preferred Share will cease subject to the Redeeming B Holder having received the full amount of the Total B Redemption Amount from the Company, and such Series B Preferred Share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

6.3 Insufficient Funds. If the Company’s assets or funds which are legally available on the date that any redemption payment under this Section 6 is due are insufficient to pay in full all redemption payments to be paid at the C Redemption Closing, and/or subsequently, the B Redemption Closing, or if the Company is otherwise prohibited by applicable law from making such redemption, those assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all redemption payments due on the Series C Preferred Shares, and subsequently, the Series B Preferred Shares, on such date ratably in proportion to the full amounts to which the holders of the Series C Preferred Shares, and subsequently, the holders of the Series B Preferred Shares, to which such redemption payments are due would otherwise be respectively entitled thereon. Thereafter, all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay to the holders of Series C Preferred Shares, and subsequently, the Series B Preferred Shares, on the date that such redemption payments were due. Without limiting any rights of the holders of Series C Preferred Shares and Series B Preferred Shares which are set forth in this Agreement or the Company’s Fourth Amended and Restated Articles of Association, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

6.4 Redemption of Series A Preferred Shares. For the avoidance of doubt, except as provided in Article 4 of this Schedule, the Series A Preferred Shares shall not be redeemable.

ARTICLE 7

RESTRICTION ON TRANSFER

7.1 None of the Members shall directly or indirectly transfer, mortgage, pledge or otherwise dispose of or encumber or grant a security interest, lien, charge, privilege or similar right in or on any of the Shares except and in accordance with the provisions of the Shareholders Agreement.

ARTICLE 8

DEFINITIONS

For the purposes of this Schedule, the following terms shall have the meanings indicated. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Shareholders Agreement.

“Additional Ordinary Shares” means all Equity Securities issued by the Company, excluding those issued or issuable: (i) in accordance with any stock option plan or stock incentive plan approved by the Board in accordance with the Shareholders Agreement; (ii) upon conversion or exercise of the Preferred Shares; (iii) in connection with a bona fide business acquisition by the Company of another business, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise provided that such acquisition is one approved in accordance with Article 5.1; (iv) in a Qualified IPO; (v) pursuant to equipment lease financings or bank credit arrangements provided that such financing or arrangement is one approved in accordance with Article 5.1.

“Affiliates” means, with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation (any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

“Applicable Conversion Price” has the meaning ascribed to it in Article 4.

“Board” shall mean the board of Directors of the Company.

“B Redemption Closing” has the meaning ascribed to such term in Article 6.2(c).

“B Redemption Date” has the meaning ascribed to such term in Article 6.2(a).

“B Redemption Notice” has the meaning ascribed to such term in Article 6.2(a).

“B Redemption Price” has the meaning ascribed to such term in Article 6.2(b).

“C Redemption Closing” has the meaning ascribed to such term in Article 6.1(c).

“C Redemption Date” has the meaning ascribed to such term in Article 6.1(a).

“C Redemption Notice” has the meaning ascribed to such term in Article 6.1(a).

“C Redemption Price” has the meaning ascribed to such term in Article 6.1(b).

“Company” shall mean Tarena International, Inc.

“Conversion Prices” has the meaning ascribed to it in Article 4.4.

“Conversion Share” has the meaning ascribed to it in Article 4.3.

“Dilution Price” has the meaning ascribed to it in Article 4.5(e) (i).

“Effective Conversion Price” has the meaning ascribed to it in Article 4.5(e) (iii).

“Equity Securities” means any Ordinary Shares or Ordinary Share Equivalents of the Company.

“Full B Payment Date” has the meaning ascribed to such term in Article 6.2(b).

“Group Companies” means the Company, the WFOE, and the Domestic Companies, and any other direct or indirect Subsidiary of a Group Company collectively, and “Group Company” means any one of them.

“JAFCO” means JAFCO Asia Technology Fund IV and its affiliates, successors and permitted assigns.

“JAFCO Director” shall mean the Director appointed by JAFCO.

“Liquidation Event” has the meaning ascribed to it in Article 2.2.

“Member” has the meaning ascribed to it in the Statute.

“Memorandum and Articles” means the fourth amended and restated memorandum of association and fourth amended and restated articles of association, adopted by Special Resolution on August 26, 2011.

“Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“Preferred Shares” means Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.

“Purchase Agreement” shall mean the Purchase Agreement dated as of August 9, 2011 entered into by and among the Company, Goldman Sachs Investment Partners Master Fund, L.P., and Goldman Sachs Investment Partners Private Opportunities Holdings, L.P., Han Shaoyun (“Founder”), Zhao Mei (“Existing Holder”), Connion Capital Limited (“Founder Holdco”), Beijing Tarena Jinqiao Technology Co., Ltd. (“Beijing Domestic Company”), Shanghai Tarena Software Technology Co., Ltd. (“Shanghai Domestic Company” and together with Beijing Domestic Company, the “Domestic Companies”), and Beijing Tarena Technology Co., Ltd. (“WFOE”).

“Qualified IPO” means a firm commitment underwritten public offering of the Ordinary Shares in the United States, that has been registered under the Securities Act, with the pre-money valuation of the Company of no less than US$270,000,000 and gross proceeds to the Company of at least US$50,000,000 and the total securities issued by the Company in such offering no less than twenty percent (20%) of all outstanding share capital of the Company after the offering, or in a similar public offering of the Ordinary Shares of the Company in Hong Kong or another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange; provided that such offering satisfies the foregoing pre-money valuation and offering share percentage and has been approved by the holders of more than forty five percent (45%) of the Series A Preferred Shares, the holders of more than forty five percent (45%) of the Series B Preferred Shares (including JAFCO), and the holders of more than sixty-seven percent (67%) of the Series C Preferred Shares (including the Series C Investor).

“Redemption Amount” has the meaning ascribed to it in Article 4.3(a).

“Redeeming B Holder” has the meaning ascribed to it in Article 6.2(a).

“Redeeming C Holder” has the meaning ascribed to it in Article 6.1(a).

“Requesting B Holder” has the meaning ascribed to such term in Article 6.2(a).

“Requesting C Holder” has the meaning ascribed to such term in Article 6.1(a).

“Series A Director” shall mean the Director appointed by holders of Series A Preferred Shares.

“Series A Liquidation Preference” has the meaning ascribe to it in Article 2.1(c).

“Series A Preferred Shares” means the Company’s Series A Convertible Preferred Shares with a par value of US$0.001 per share.

“Series A Purchase Price” shall mean US$500,000.

“Series A Share Price” shall mean US$0.5833 per Series B Preferred Share.

“Series B Liquidation Preference” has the meaning ascribed to it in Article 2.1(b).

“Series B Preferred Shares” means the Company’s Series B Convertible Preferred Shares with a par value of US$0.001 per share.

“Series B Purchase Price” shall mean US$6,500,000.

“Series B Share Price” shall mean US$8.88 per Series B Preferred Share.

“Series C Director” shall mean the Director appointed by holders of Series C Preferred Shares.

“Series C Investor” shall mean Goldman Sachs Investment Partners Master Fund, L.P., and Goldman Sachs Investment Partners Private Opportunities Holdings, L.P., and the respective affiliates, successors and permitted assigns of such entities.

“Series C Liquidation Preference” has the meaning ascribed to it in Article 2.1(a).

“Series C Maturity Date” has the meaning ascribed to such term in Article 6.1(a).

“Series C Preferred Shares” means the Company’s Series C Convertible Preferred Shares with a par value of US$0.001 per share.

“Series C Purchase Price” shall mean US$19,974,223.08.

“Series C Redemption Right” has the meaning ascribed to such term in Article 6.1(a).

“Shareholders Agreement” shall mean the Shareholders Agreement entered into by and among the Company, the Series C Investor, JAFCO, IDG Technology Venture Investments, LP., the Founder, the Founder Holdco, the Existing Holder, the WFOE and the Domestic Companies on September 6, 2011.

“Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies (excluding the Company).

“Total B Redemption Amount” has the meaning ascribed to such term in Article 6.2(b).

“Total C Redemption Amount” has the meaning ascribed to such term in Article 6.1(a).

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDMENT NO. 1 TO THE FOURTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

TARENA INTERNATIONAL, INC.

(Adopted by Special Resolutions of the Shareholders on January 8, 2014)

The shareholders of Tarena International, Inc. (the “Company”), by way of a special resolutions, have resolved to amend the fourth amended and restated articles of association of the Company (the “Articles”) as follows:

1.	Article 6.1(a) of Schedule, as defined in the Articles, is replaced in its entirety with the following:

Right to Redemption. If (i) the Company fails to complete a Qualified IPO or a Trade Sale on or before June 30, 2015 (“Series C Maturity Date”) for any reason or (ii) any holder of Series B Preferred Shares elects to exercise its redemption right under this Section 6, any holder of Series C Preferred Share(s) may, at any time thereafter, require that the Company redeem all or a portion of the Series C Preferred Shares then held by such holder, prior to the Company’s redemption of any other Shares, in accordance with the following terms (“Series C Redemption Right”). In the event that that a holder of the then outstanding Series C Preferred Shares is entitled to require the Company to redeem all or a portion of its outstanding Series C Preferred Shares, and such holder (the “Requesting C Holder”) decides to require the Company to redeem all or a portion of its outstanding Series C Preferred Shares, the Requesting C Holder shall give a notice (the “C Redemption Notice”) to the Company of its intention. The Company shall promptly, and in any event within ten (10) business days from the receipt of the C Redemption Notice, forward a copy of the C Redemption Notice to each holder of record of a Series C Preferred Share, at the address last shown on the records of the Company for such holder(s). The C Redemption Notice shall state (i) the number of the Series C Preferred Shares requested to be redeemed and (ii) the date on which the requested redemption shall be made by the Company (the “C Redemption Date”) which shall be a date not less than thirty (30) business days from the date of the C Redemption Notice. Within fifteen (15) business days after the receipt of the C Redemption Notice by the other holders of the Series C Preferred Shares, each of the other holders of the Series C Preferred Shares may exercise its right to require the Company to redeem all or a portion of its Series C Preferred Shares on the C Redemption Date by notifying the Company and each other holder of Series C Preferred Shares (including the Requesting C Holder) in writing of its intention, setting forth the number of the Series C Preferred Shares it requests to be redeemed on the C Redemption Date, but any failure or refusal by another holder to exercise its right within such fifteen (15) business day period shall not be deemed a waiver by such holder nor prejudice any right of such holder to require the Company to redeem all or a portion of its Series C Preferred Shares at a later date. Any payment of the C Redemption Price (as defined below) shall be made by the Company to all holders whose Series C Preferred Shares are to be redeemed on the same C Redemption Date (collectively, the “Redeeming C Holders” and each, a “Redeeming C Holder”) pro rata based on the Total C Redemption Amount due to each Redeeming C Holder in proportion to the aggregate Total C Redemption Amount payable by the Company.

2.	Article 6.2(a) of Schedule, as defined in the Articles, is replaced in its entirety with the following:

Right to Redemption. If the Company fails to complete a Qualified IPO or a Trade Sale on or before June 30, 2015, and holders of Series C Preferred Shares have elected to exercise his or her right of redemption pursuant to Section 6.1 above and the Company has satisfied its redemption obligations thereunder, any holder of Series B Preferred Share(s) may, at any time thereafter, require that the Company redeem all or a portion of the Series B Preferred Shares then held by such holder, in accordance with the following terms. In the event that that a holder of the then outstanding Series B Preferred Shares is entitled to require the Company to redeem all or a portion of its outstanding Series B Preferred Shares, and such holder (the “Requesting B Holder”) decides to require the Company to redeem all or a portion of its outstanding Series B Preferred Shares, the Requesting B Holder shall give a notice (the “B Redemption Notice”) to the Company of its intention. The Company shall promptly, and in any event within ten (10) business days from the receipt of the B Redemption Notice, forward a copy of the B Redemption Notice to each holder of record of a Series B Preferred Share, at the address last shown on the records of the Company for such holder(s). The B Redemption Notice shall state (i) the number of the Series B Preferred Shares requested to be redeemed and (ii) the date on which the requested redemption shall be made by the Company (the “B Redemption Date”) which shall be a date not less than thirty (30) business days from the date of the B Redemption Notice. Within fifteen (15) business days after the receipt of the B Redemption Notice by the other holders of the Series B Preferred Shares, each of the other holders of the Series B Preferred Shares may exercise its right to require the Company to redeem all or a portion of its Series B Preferred Shares on the B Redemption Date by notifying the Company and each other holder of Series B Preferred Shares (including the Requesting B Holder) in writing of its intention, setting forth the number of the Series B Preferred Shares it requests to be redeemed on the B Redemption Date, but any failure or refusal by another holder to exercise its right within such fifteen (15) business day period shall not be deemed a waiver by such holder nor prejudice any right of such holder to require the Company to redeem all or a portion of its Series B Preferred Shares at a later date. Any payment of the B Redemption Price (as defined below) shall be made by the Company to all holders whose Series B Preferred Shares are to be redeemed on the same B Redemption Date (collectively, the “Redeeming B Holders” and each, a “Redeeming B Holder”) pro rata based on the Total B Redemption Amount due to each Redeeming B Holder in proportion to the aggregate Total B Redemption Amount payable by the Company.